UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: January 18, 2019

(Date of earliest event reported)

BioVie Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55292	46-2510769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11601 Wilshire Blvd., Suite 1100, Los Angeles, CA		90025
(Address of principal executive offices)		(Zip Code)

(312) 283-5793

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors of BioVie Inc. (the “Company”) recently conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019. The Committee invited several public accounting firms to participate in this process, necessitated by the desire to work with an accounting firm that has greater experience with biopharmaceutical companies. As a result of this process, the Committee approved the appointment of EisnerAmper LLP (“EisnerAmper”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019, effective January 18, 2019, replacing D. Brooks and Associates CPAs, P.A. (“D. Brooks”).

Brooks reported on the Company’s financial statement for the fiscal year ended June 30, 2018. The Company’s prior independent registered public accounting firm, Weinberg & Baer LLC (“Weinberg”), reported on the Company’s financial statement for the fiscal year ended June 30, 2017.

During the Company’s two most recent fiscal years and subsequent interim period before the termination of D. Brooks as certifying accountant, the reports on the Company’s financial statements by the certifying accountants for both years did not contain any adverse opinion or disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope, or accounting principles; nor was there any disagreement between the Company and either accounting firm on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements that, if not resolved to the satisfaction of the relevant accounting firm, would have caused such firm to make reference to the subject matter of the disagreement in connection with its report issued in connection its audit of the Company’s financial statement.

Further, there were no reportable events (as that terms is described under Item 304(a)(v)(A)-(D) of Regulation S-K) for the Company within the last two fiscal years nor subsequently up to the date of the termination of D. Brooks.

The Company has provided a copy of the foregoing disclosures to D. Brooks and requested a letter indicating whether or not it agrees with such disclosures. A copy of the letter, dated January 25, 2019 is attached hereto as Exhibit 1. The Company’s prior certifying accountants, Weinberg, previously provided a confirming letter at the time of the Company’s change in accountants in 2018, which letter was filed with the SEC on March 21, 2018.

During the two most recent fiscal years and the subsequent period through January 18, 2019, BioVie did not consult with EisnerAmper regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

No.	Description
16	Letter from D. Brooks and Associates CPAs, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2019	BIOVIE INC.

	By:	/s/ Jonathan Adams
Jonathan Adams
President & Chief Operating Officer